EXHIBIT 99.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER
IN ACCORDANCE WITH SECTION 906 OF SARBANES-OXLEY ACT

     In accordance with Section 906 of the Sarbanes-Oxley Act, I, Parris H. Holmes, Jr., Chief Executive Officer of New Century Equity Holdings Corp. (the “Company”), state and attest, to the best of my knowledge, that the Company’s Form 10-Q for the quarter ended June 30, 2002, and filed with the Securities and Exchange Commission on August 14, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934. The information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PARRIS H. HOLMES, JR.

Parris H. Holmes, Jr.
Chief Executive Officer
August 14, 2002